FORM 8-K


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported): SEPTEMBER 8, 1998
                                                 ................


                      GREATER COMMUNITY BANCORP
 .................................................................
      (Exact name of registrant as specified in its charter)


 NEW JERSEY               0-14294              22-2545165
 .................................................................
  (State or other        (Commission          (IRS Employer
   jurisdiction of        File No.)            Identification No.)
   incorporation)






  55 UNION BOULEVARD, TOTOWA, NEW JERSEY             07512
 .................................................................
  (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: 973-942-1111
                                                   ..............



 .................................................................
  (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On September 8, 1998, Greater Community Bancorp (the "Corporation") announced the signing of a definitive merger agreement with First Savings Bancorp of Little Falls, Inc. ("First Savings"). Under the terms of the agreement: (1) First Savings will be merged into a subsidiary of the Corporation, and (2) First Savings Bank of Little Falls, FSB, ("Little Falls"), the sole bank subsidiary of First Savings, will be merged into Great Falls Bank, one of the Corporation's bank subsidiaries. Little Falls has approximately $180 million in assets. Little Falls operates from three branches, two of which are located in Little Falls, New Jersey. The third branch is located in Little Ferry, New Jersey.

         The Corporation will pay $23 million in the merger. This price is approximately 222% of the book value of First Savings at June 30, 1998 and 25 times its annualized income based on earnings for the six months ended June 30, 1998. The price represents a deposit premium of approximately 7.4%.

         Consummation of the merger is subject to approval by bank regulatory authorities and the shareholders of First Savings. The merger is expected to be completed in the first quarter of 1999.

         Upon completion of the merger, the Corporation will have total assets of $540 million and will operate 15 banking offices in Bergen and Passaic Counties, New Jersey. The merger will be accounted for as a purchase. It is anticipated to have an insignificant impact on earnings in 1999 and to be accretive to earnings in 2000. On a cash earnings basis (excluding the effect of amortization of goodwill), the merger is expected to be accretive to earnings in 1999 and 2000.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits. The following exhibit is being filed with this Report and is attached hereto:

                  2.1      Agreement and Plan of Merger dated September 4,
                    1998 among Greater Community Bancorp, GCB
                 Acquisition Corp., and First Savings Bancorp of
                  Little Falls, Inc. (First Savings Disclosure
                  Schedule and GCB Disclosure Schedule Omitted)

                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            GREATER COMMUNITY BANCORP
                         ..............................
                                  (Registrant)

       SEPTEMBER 9, 1998            /s/ George E. Irwin
Date .........................     ..............................
                                   (Signature)

                                     GEORGE E. IRWIN
                                     PRESIDENT AND C.O.O.

                             EXHIBIT INDEX


Exhibit No.                      Title

  2.1 Agreement and Plan of Merger dated September 4, 1998 among Greater Community Bancorp, GCB Acquisition Corp., and First Savings Bancorp of
                  Little Falls, Inc. (First Savings Disclosure
                  Schedule and GCB Disclosure Schedule Omitted)

                                                                 EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), made this 4th day of September, 1998, by and between GREATER COMMUNITY BANCORP, a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as "GCB"), having an address for purposes of this Agreement located at 55 Union Boulevard, Totowa, New Jersey 07512; GCB ACQUISITION CORP., a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as "Newco"), and a wholly owned subsidiary of GCB, having an address for purposes of this Agreement located at 55 Union Boulevard, Totowa, New Jersey 07512; and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC., a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as "First Savings"), having an address for purposes of this Agreement located at 115 Main Street, Little Falls, New Jersey 07424. This Agreement contemplates a transaction in which GCB will acquire all of the outstanding capital stock of First Savings for cash by means of a reverse subsidiary merger of Newco with and into First Savings.

                             W I T N E S S E T H :

         WHEREAS, the Boards of Directors of GCB, Newco and First Savings, deeming it advisable for the mutual benefit of GCB, First Savings and Newco and their respective stockholders, that First Savings merge with Newco upon the terms and conditions hereinafter set forth (hereinafter sometimes referred to as the "Merger" and sometimes referred to as the "Holding Company Merger"), have each by duly adopted resolutions approved this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE I
                                 THE MERGER

         1.1. The Corporations Proposing to Merge. The names of the corporations proposing to merge are GCB ACQUISITION CORP.
("Newco") and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. ("First
Savings"). Newco and First Savings are both business corporations organized and existing under the New Jersey Business
Corporation Act (the "Act").

         1.2.  Merger; Effect of Merger; Surviving Corporation.

         (a) Upon performance in all material respects of all covenants and obligations of the parties contained herein and upon fulfillment in all material respects or waiver of all conditions to the obligations of the parties contained herein, at the effective date of the Merger (the "Effective Date"), Newco shall be merged with and into First Savings, which shall be the surviving corporation and which shall continue to exist as the surviving corporation under its present name pursuant to the provisions of the Act. First Savings is hereinafter sometimes referred to as the "Surviving Corporation". The separate corporate existence of Newco shall cease upon the Effective Date in accordance with the provisions of the Act.

         (b) The Certificate of Incorporation of First Savings upon the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended in the manner prescribed by the provisions of the Act.

         (c) The Bylaws of Newco upon the Effective Date shall become the Bylaws of the Surviving Corporation and said Bylaws shall continue in full force and effect until changed, altered or amended in the manner prescribed by such Bylaws and the provisions of the Act.

         (d) The directors and officers of Newco upon the Effective Date shall be the directors and officers of the Surviving Corporation and shall continue to hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

         1.3. Conversion of Newco Shares Into Shares of Surviving Corporation. Each share of Common Stock of Newco outstanding on the Effective Date shall remain outstanding immediately after the merger as an identical share of Common Stock of the Surviving Corporation.

         1.4. Conversion of First Savings Shares Into Right to Receive Cash. Each share of Common Stock of First Savings outstanding immediately prior to the Effective Date shall, upon the Effective Date by virtue of the Merger and without any action on the part of any holder thereof, be converted into a right to receive $52.26, subject to adjustment as provided in Section 1.5 and subject to the provisions of Section 1.6. The amount of $52.26, as adjusted pursuant to
Section 1.5, is hereinafter referred to as the "Conversion Amount"; the amount obtained by multiplying (a) the Conversion Amount by (b) the number of shares of First Savings Common Stock outstanding on the Effective Date (which number of shares shall be 440,100) is hereinafter referred to as the "Total Conversion Amount." In no event shall the Total Conversion Amount exceed $23,000,000.00.

         Each share of Common Stock of First Savings which, immediately prior to the Effective Date, was issued and held as treasury stock by First Savings will be canceled and retired.

         1.5. Adjustment to Conversion Amount. The Conversion Amount shall be subject to the following adjustments: (a) If the stockholders' equity of First Savings as of the end of the month preceding the closing contemplated by Article VIII hereof (the "Closing"), adjusted as provided in the following paragraph of this Section 1.5 (the "Adjusted Net Worth") shall be less than $10,050,785 (the stockholders' equity of First Savings, less Unrealized Gain on Securities Available for Sale, as of June 30, 1998), the Total Conversion Amount shall be reduced by the amount of the shortfall and the Conversion Amount shall be reduced by the reduction in the Total Conversion Amount divided by the number of shares of First Savings Common Stock outstanding on the Effective Date (which number of shares shall be 440,100); and (b) if total expenses ("Transaction Expenses") incurred by First Savings and the FS Subsidiaries in connection with the transactions contemplated by this Agreement exceed $557,500, then the Total Conversion Amount shall be reduced by the amount by which such expenses exceed $557,500 and the Conversion Amount shall be reduced by the reduction in the Total Conversion Amount divided by the number of shares of First Savings Common Stock outstanding on the Effective Date (which number of shares shall be 440,100). For purposes of this Agreement, "Transaction Expenses" shall include, but shall not be limited to, the following, regardless of whether such expenses shall have been paid or accrued as of the date of Closing: Investment banking expenses, legal expenses, accounting expenses, costs of preparing and printing the proxy, proxy solicitation costs, costs of the meeting of stockholders of First Savings contemplated in Section 1.8 hereof and costs of SEC filings; but shall not include amounts payable to Dr. Kostakopoulos pursuant to Section 5.7 or 5.12 hereof, amounts which may become payable to Brian McCourt under the Change In Control Severance Agreement between Mr. McCourt and the Bank, obligations to pay Retention Bonuses (as that term is defined in Section 5.9 hereof) and costs of converting the Bank incurred pursuant to Section 5.2 hereof.

         For purposes hereof, "Adjusted Net Worth" as of a given date shall mean the net worth of First Savings, excluding Unrealized Gain (or Loss) on Securities Available for Sale, on such date as shown on a consolidated statement of financial condition of First Savings and the FS Subsidiaries as of such date, subject to the following adjustments: (w) up to $557,500 of Transaction Expenses incurred (and recorded as expenses) prior to such date by First Savings in connection with the transactions contemplated hereby shall be added to the consolidated book net worth of First Savings; (x) all gains, on an after tax basis, on sales of securities made subsequent to June 30, 1998 shall be subtracted from the consolidated book net worth of First Savings; (y) the effect, on an after tax basis, of all changes made by First Savings at the request of GCB pursuant to Section 5.10 hereof shall be excluded from the consolidated book net worth of First Savings; and (z) all costs of converting the Bank incurred pursuant to Section 5.2 hereof shall be added to the consolidated book net worth of First Savings. The aforementioned consolidated statement of financial condition of First Savings and the FS Subsidiaries shall
(i) be prepared in accordance with the books of First Savings and the FS Subsidiaries, (ii) be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied between June 30, 1998 and such date and
(iii) fairly presents the consolidated financial position of First Savings and the FS Subsidiaries at such date.

         1.6.  Payment of Conversion Amount.

         (a) GCB shall designate a bank or other institution with fiduciary powers to act as Exchange Agent hereunder. Such designation shall be subject to approval by First Savings, which approval shall not be unreasonably withheld or delayed. The fees of the Exchange Agent shall be paid by GCB.

         (b) GCB shall, not less than twenty-four hours prior to the Closing Date, deposit with the Exchange Agent an amount equal to 100% of the Total Conversion Amount. The Exchange Agent shall distribute such funds in accordance with the following subsections of this Section 1.6.

         (c) First Savings may submit to its shareholders instructions for submitting their stock certificates to First Savings prior to Closing. All stock certificates submitted to First Savings prior to Closing shall be delivered by First Savings to GCB at the Closing. All stock certificates submitted to First Savings prior to Closing shall be delivered by First Savings to GCB at Closing. At Closing, First Savings and GCB shall jointly execute a letter of direction to the Exchange Agent with respect to the First Savings shareholders who have submitted their stock certificates prior to Closing and the amount to be paid to each. The Exchange Agent shall, in accordance with the aforementioned letter of direction, pay to the First Savings shareholders specified in such letter of direction an amount equal to 100% of the Conversion Amount for their shares within twenty-four (24) hours following the Effective Date by check or electronic funds transfer.

         (d) Within one (1) business day following the Closing, GCB shall send instructions for submitting their stock certificates to the Exchange Agent to any First Savings shareholders who did not submit their stock certificates pursuant to subsection (a) above. The Exchange Agent shall pay, by check or electronic funds transfer, to the First Savings shareholders who submit their stock certificates pursuant to these instructions subsequent to Closing an amount equal to 100% of the Conversion Amount for their shares within one (1) business day following receipt of the stock certificate.

         (e) All payments to First Savings shareholders pursuant to clauses (c) and (d) of this Section 1.6 shall be sent to the shareholder's address as shown on the stock records of First Savings, or to such other address as a shareholder may specify in a written instruction submitted with the shareholder's stock certificates.

         (f) Notwithstanding the tender or non-tender of the stock certificates, effective as of the Effective Date all shares of First Savings shall be and become void and shall cease to evidence any ownership interest in First Savings, Newco or GCB and shall instead be converted into the right to receive a cash payment equal to the Conversion Amount as detailed in Section 1.4 hereof, as adjusted pursuant to Section 1.5 hereof. Notwithstanding anything herein to the contrary, this Section 1.6(f) shall be construed as an agreement as to which the shareholders of First Savings are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

         (g) Notwithstanding anything to the contrary in this Section 1.6, if any holder of First Savings stock shall be unable to surrender his or her certificate for shares of First Savings Stock because such certificate has been lost or destroyed, such holder may deliver in lieu thereof a lost stock certificate affidavit and indemnity bond in form and substance and with surety satisfactory to GCB.

         1.7. Certificate of Merger; Effective Date. At the Closing, the proper officers of First Savings and Newco, respectively, shall execute and file a Certificate of Merger as prescribed by the Act. Such Certificate of Merger shall provide that the Effective Date of the merger shall be 11:59 p.m. on the day the Certificate of Merger is filed with the State of New Jersey. If practicable, such Certificate of Merger will be filed on the date of Closing; if that is not practicable, then the Certificate of Merger shall be filed on the first business day following the date of Closing.

         1.8. Meeting of Stockholders of First Savings. Promptly following execution of this Agreement and Plan of Merger, the Board of Directors of First Savings shall direct and cause this Agreement to be submitted to the stockholders of First Savings, at a meeting of the stockholders of First Savings, for the purpose of adopting and approving the same. Such meeting shall take place not later than the 120th day following the date of this Agreement. The Board of Directors of First Savings shall, subject to the exercise of their fiduciary duties, recommend that the stockholders of First Savings vote to adopt and approve this Agreement and Plan of Merger. First Savings shall comply with all applicable laws and regulations, including the proxy rules promulgated by the Securities and Exchange Commission, applicable to the calling and conduct of such meeting.

         1.9. Voting Agreement by Shareholders. First Savings shall, upon execution of this Agreement, deliver a certificate in the form of Exhibit D hereto signed by each shareholder who also serves as a director of First Savings as of the date of such certificate, indicating the intention of each such person to vote in favor of the transaction at the stockholder meeting of First Savings at which meeting a vote on the Agreement will be taken.

         1.10. Approval by Sole Stockholder of Newco. Upon execution of this Agreement, GCB, as sole stockholder of Newco, shall adopt a resolution adopting and approving this Agreement and Plan of Merger.

         1.11. Stock Transfer Books. At the Effective Date, the stock transfer books of First Savings shall be closed and no transfer of First Savings Stock shall thereafter be made.

                                     ARTICLE II
                           REPRESENTATIONS AND WARRANTIES
                                  OF FIRST SAVINGS

         First Savings hereby represents and warrants to GCB as follows:

         2.1. Organization; Good Standing; Power; and Qualification. First Savings is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. Item 2.1(a) of the First Savings Disclosure Schedule contains a list of all of First Saving's direct and indirect subsidiaries (the "FS Subsidiaries"). Each FS Subsidiary other than First Savings Bank of Little Falls, F.S.B. (the "Bank") is duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America. Each FS Subsidiary (unless otherwise indicated, all references to the FS Subsidiaries include the
Bank) has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. First Savings has heretofore delivered to GCB true and complete copies of the Certificates of Incorporation and By-Laws, as amended to the date hereof, of First Savings and each FS Subsidiary. Each of First Savings and the FS Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations requires such qualification or licensing. Item 2.1(b) of the First Savings Disclosure Schedule contains a list of all foreign jurisdictions in which First Savings and each FS Subsidiary is qualified or licensed to do business.

         2.2. Capitalization. The authorized capital stock of First Savings consists of 5,000,000 shares of Common Stock, of which 440,100 shares are issued and outstanding and 0 shares are held by First Savings as treasury stock.

         2.3. Options, Etc.. First Savings has no outstanding convertible securities, warrants, options, rights, calls or other commitments of any nature to issue or sell its capital stock.

         2.4. Authority; No Violation, etc. First Savings has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by First Savings of its obligations hereunder have been duly approved and authorized by all requisite corporate action of First Savings, subject to the stockholder approval contemplated by Section 1.8 hereof. This Agreement has been duly executed and delivered by First Savings and, subject as aforesaid, constitutes the legal, valid and binding agreement of First Savings, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, receivership and other laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for matters disclosed in Item 2.4 of the First Savings Disclosure Schedule, neither the execution and delivery of this Agreement by First Savings nor compliance by First Savings with any of the provisions hereof will (a) conflict with or result in a breach of any provision of First Savings's Certificate of Incorporation, (b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation or acceleration (whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any assets of First Savings or any FS Subsidiary pursuant to, any of the terms, conditions or provisions of any agreement, instrument or obligation to which First Savings or any FS Subsidiary is a party, or by which it or any of its properties or assets may be bound, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to First Savings or any FS Subsidiary, or any of their properties or assets, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, State or local public body, commission or authority, including without limitation the New Jersey Industrial Site Responsibility Act (N.J.S.A. 13:1K-6 et. seq.), except those approvals and authorizations specified in Section 2.5 hereof.

         2.5. Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority is required in order to (a) authorize the Merger contemplated by this Agreement, (b) authorize the merger of the Bank with and into Great Falls Bank (the "Bank Merger") on the Effective Date or (c) prevent the termination of any material right, privilege, license or agreement of First Savings or any FS Subsidiary, or to prevent any material loss to First Savings or any FS Subsidiary, or to the business of First Savings or any FS Subsidiary, by reason of the Holding Company Merger or the Bank Merger, except (i) approvals by the Office of Thrift Supervision, (ii) approvals of the Federal Reserve Board (or the Federal Reserve Bank of New York under power delegated by the Federal Reserve Board), (iii) in the case of the Bank Merger, compliance with N.J.S.A. 17:9A- 132 through 17:9A-148, inclusive, including approval by the Commissioner of the Department of Banking and Insurance of New Jersey and filing of the agreement and plan of the Bank Merger, certified as having been approved by the stockholders of the Bank and Great Falls Bank, (iv) approvals by the Federal Deposit Insurance Corporation for the acquisition and assumption of the deposits of the Bank by Great Falls Bank and the insurance of the Bank's deposits following the Effective Date, and (v) compliance with the proxy requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         2.6. Equity Investments. Except as set forth in Item 2.6 of the First Savings Disclosure Schedule, First Savings does not own, directly or indirectly, any voting shares of any company other than the FS Subsidiaries.

         2.7. Financial Information. First Savings has delivered to GCB (a) its audited consolidated statements of financial condition as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997 and (b) its Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1998. The aforementioned financial statements and report do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading. Each of the financial statements contained in the aforementioned financial statements and report, with the related notes thereto, (i) is in accordance with the books of First Savings and the FS Subsidiaries, (ii) has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except if and as otherwise indicated therein and (iii) fairly present the consolidated financial position of First Savings and the FS Subsidiaries at such dates and the results of its operations and the cash flows for the respective periods indicated therein, except, in the case of the unaudited statements, for normal year-end adjustments. The copies of the consolidated corporate income tax returns of First Savings and the FS Subsidiaries for the 12 month periods ended December 31, 1997 and December 31, 1996 which have been delivered to GCB are each true, correct and complete.

         2.8. Regulatory Filings. First Savings has delivered to GCB true and complete copies of all reports filed by First Savings and the Bank with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation since December 31, 1994.

         2.9. Absence of Changes. Except for matters described in Item 2.9 of the First Savings Disclosure Schedule, there has been no material adverse change since June 30, 1998 in the assets, properties, business or condition, financial or otherwise, of First Savings and the FS Subsidiaries, taken as a whole.

         2.10. Agreements, etc. Item 2.10(a) of the First Savings Disclosure Schedule contains a true and complete list of every agreement, to which First Savings or an FS Subsidiary is a party or by which First Savings or an FS Subsidiary is bound, which is performable in the future and which, together with all other contracts of the same or similar nature, provides for the future obligation to pay or receive more than $10,000.00 or is otherwise material to the business of First Savings or any FS Subsidiary, including but not limited to
(a) leases of real or personal property, (b) any agreements for the sale of assets other than in the ordinary course of business, (c) any agreements pursuant to which First Savings or an FS Subsidiary has borrowed money or may in the future borrow money and (d) software licenses; provided, however, that such Item need not list outstanding loans to unaffiliated persons made by the Bank or loan commitments and credit facilities pursuant to which the Bank may be obligated to lend money to unaffiliated persons. Except for matters listed in
Item 2.10(b) of the First Savings Disclosure Schedule, First Savings and the FS Subsidiaries have performed all obligations to be performed by them to date under all contracts and other agreements listed in Item 2.10(a) of the First Savings Disclosure Schedule and is not in default thereunder; and, to the best knowledge of First Savings, there exists no default, or any event which upon the giving of notice or the passage of time would give rise to any default, in the performance of any obligation to be performed by any other party to any such contract or other agreement.

         2.11. Absence of Undisclosed Liabilities. Neither First Savings nor any FS Subsidiary has any material liabilities (whether matured or unmatured, accrued, absolute or contingent or otherwise) which were not reflected, reserved against, accrued for or otherwise disclosed on First Savings's consolidated statement of financial condition dated as at June 30, 1998, except for obligations to perform the contracts and the agreements listed on Item 2.10(a) of the First Savings Disclosure Schedule in accordance with their respective terms.

         2.12. Condition of Tangible Assets. Those assets of First Savings and the FS Subsidiaries that are tangible property necessary to their business operations are in generally good operating condition and repair.

         2.13. Litigation, etc. Except for matters listed on Item 2.13 of the First Savings Disclosure Schedule: (a) there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of First Savings, threatened, against First Savings or any FS Subsidiary, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign; and (b) there are no existing unsatisfied judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against First
Savings or any FS Subsidiary. No petition for bankruptcy, voluntary or involuntary, has been filed by or against First Savings or any FS Subsidiary, neither First Savings nor any FS Subsidiary has made any assignment for the benefit of its creditors and no receiver has been appointed for First Savings or any FS Subsidiary or any of their assets.

         2.14. Permits, Licenses, etc. Item 2.14 of the First Savings Disclosure Schedule contains a list of all licenses, permits, orders and approvals issued by any department, commission, agency or other instrumentality of any federal, state, county or local government which pertains to the business conducted by First Savings and each FS Subsidiary. First Savings Corporation is not licensed as an insurance producer by the New Jersey Department of Banking and Insurance and is not required to have such a license in order to conduct its business.

         2.15. Compliance with Laws. Except as disclosed in Item 2.15 of the First Savings Disclosure Schedule, neither First Savings nor any FS Subsidiary is in violation, in any respect material to its business or assets, of any federal, state, county or local law, ordinance, regulation or order applicable to the business conducted by it. First Savings and each FS Subsidiary has all licenses, permits, orders and approvals of any governmental or regulatory body which are required for the conduct of the business conducted by it and which, if not held by it, could reasonably be expected to have a material adverse effect upon its business or assets (collectively, "Required Permits"). All such Required Permits are in full force and effect, no violations are or have been reported in respect of any Required Permit and no proceeding is pending, or to the best knowledge of First Savings, threatened, to revoke or limit any such Required Permit.

         2.16. Brokers' or Finders' Fees, etc. No agent, broker, investment banker, person or firm acting on behalf of First Savings or under the authority of First Savings is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from GCB, Newco, First Savings or any FS Subsidiary in connection with any of the transactions contemplated hereby, except for fees payable to Ryan, Beck & Co., which fees shall be the sole responsibility of First Savings and shall be paid at or prior to the Closing. It is expressly understood that Ryan, Beck & Co. has been retained solely by and is working solely for the benefit of First Savings in connection with this matter.

         2.17. Employees. First Savings has heretofore delivered to GCB a true and complete list of the names, positions and rates of compensation of all employees of First Savings and each FS Subsidiary.

         2.18. Names. During the last 3 years First Savings and the FS Subsidiaries have used no business names other than their current corporate names.

         2.19. Year 2000 Readiness. First Savings and each of the FS Subsidiaries have taken all reasonable steps necessary to address the computer software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by First Savings and the FS Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in Item 2.19 of the First Savings Disclosure Schedule, First Savings does not expect the future cost of addressing such issues to be material. Neither First Savings nor any FS Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

         2.20.  Benefit Plans; Employee Relations.

         (a) Except as set forth in Item 2.20(a) of the First Savings Disclosure Schedule, (i) First Savings and each FS Subsidiary is in substantial compliance with all applicable Federal, state and local laws and regulations respecting employment and employment practices, and terms and conditions of employment and wages and hours, (ii) no collective bargaining agreement presently covers (nor has any, in the past, covered) any employees of First Savings or any FS Subsidiary, nor is any currently being negotiated by First Savings or any FS Subsidiary, nor is First Savings or any FS Subsidiary a party to any other written contract with or material enforceable oral commitment to any labor union, (iii) there is no unfair labor practice complaint against First Savings or any FS Subsidiary pending before the National Labor Relations Board or any comparable state or local agency, and (iv) there is no labor strike, dispute, slowdown, stoppage or organizational effort actually pending or, to the best knowledge of First Savings, threatened against or involving First Savings or any FS Subsidiary.

         (b) Item 2.20(b) of the First Savings Disclosure Schedule contains a true and complete list of all written contracts with, or oral commitments for the employment, retention or payment of any severance or other benefit to, any employee, consultant or other person.

         (c) Item 2.20(c) of the First Savings Disclosure Schedule contains a true and complete list of all Employee Pension Benefit Plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), all Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA), all incentive compensation plans and all other employee benefit programs maintained by First Savings or any FS Subsidiary in respect of its employees (other than normal policies concerning vacations, holidays and salary continuation during short absences for illness or other reasons) (all of the foregoing appearing on such list being herein sometimes collectively referred to as "Employee Benefit Programs"). First Savings has heretofore delivered to GCB true and complete copies of all plan texts and other agreements adopted in connection with the Employee Benefit Programs (including separation policies). With respect to such plans, Item 2.20(c) of the First Savings Disclosure Schedule contains a true and complete list of (and First Savings has heretofore delivered to GCB true and complete copies of):

                  (i) the most recent Internal Revenue Service ("IRS") determination letter received by First Savings or any FS Subsidiary relating to each of the Employee Pension Benefit Plans listed in such Item 2.20(c) (the "First Savings Retirement Plans") and all applications for determination letters relating to First Savings Retirement Plans which are pending on the date hereof;

                  (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules of each of the Employee Welfare Benefit Plans listed in such Item (the "First Savings Welfare Plans") and each First Savings Retirement Plan, as filed pursuant to applicable law;

                  (iii) the Summary Plan Description (as currently in effect) distributed to employees for all of First Savings Retirement Plans and First Savings Welfare Plans; and

                  (iv) the most recent actuarial report received with respect to each First Savings Retirement Plans that is a defined benefit plan, if any.

         (d) Except as disclosed in Item 2.20(c) of the First Savings Disclosure Schedule, (i) the First Savings Retirement Plans are in substantial compliance with ERISA and will constitute qualified plans under the Internal Revenue Code of 1986 immediately prior to the Effective Date, (ii) no material violation of ERISA has occurred in connection with the administration of any First Savings Retirement Plan or any First Savings Welfare Plan, (iii) there are no actions, suits or claims pending or, to the best knowledge of First Savings, threatened against any First Savings Retirement Plan or First Savings Welfare Plan, or any administrator or fiduciary thereof, (iv) with respect to each First Savings Retirement Plan and each First Savings Welfare Plan as to which an Annual Report is required to be filed, no liabilities as of the date of the most recent Annual Report relating to such Plan exist unless specifically referred to in such Annual Report, and no materially adverse change has occurred with respect to the financial materials covered by such Annual Report since the date thereof, (v) no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986) exists with respect to any First Savings Retirement Plan and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any First Savings Retirement Plan that is subject to Title IV of ERISA. All First Savings Welfare Plans are either self-funded, or are funded through a contract with an insurance company.

         2.21. Tax Matters. First Savings and each FS Subsidiary has filed all Federal, state and local income and other tax returns (including, but not limited to, returns for state and federal income taxes, sales taxes, use taxes and payroll taxes, and information reports), required to be filed by it, and each such return is complete and accurate in all material respects and was filed on a timely basis. First Savings and each FS Subsidiary has paid all taxes of any nature whatsoever with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax") that are shown on such tax returns as due and payable on or before the date hereof, other than such Taxes as are being contested in good faith and which are listed in Item 2.21 of the First Savings Disclosure Schedule. The accruals for current and deferred Taxes reflected on the consolidated Statement of Financial Condition of First Savings and the FS Subsidiaries as at June 30, 1998 are sufficient in all material respects. Except as set forth in Item 2.21 of the First Savings Disclosure Schedule, there are no claims or assessments pending against First Savings or any FS Subsidiary for any alleged deficiency in Tax, and First Savings does not know of any threatened Tax claims or assessments against it or any FS Subsidiary, which, in either case, involve amounts either singly or in the aggregate in excess of $10,000.00. Neither First Savings nor any FS Subsidiary has ever been subject to a sales and use tax examination. Neither First Savings nor any FS Subsidiary has ever been subject to a payroll tax examination. First Savings and the FS Subsidiaries do not treat any workers as independent contractors. All information reports on Forms 1098 and 1099 were filed on magnetic media. A true and complete copy of the policy and procedures of First Savings and the FS Subsidiaries related to information reporting compliance has been furnished to GCB. Neither First Savings nor any FS Subsidiary has ever received any notices or penalties regarding failure to comply with 1099 reporting requirements.

         2.22. Insurance. Item 2.22 of First Savings Disclosure Schedule contains a true and complete list of all policies of liability, theft, fidelity, property damage and other forms of insurance held by First Savings or any FS Subsidiary (specifying the insurer, amount of coverage, annual premium, type of insurance, policy number and any pending material claims thereunder). The policies listed in such Item 2.22 are outstanding and duly in force and all premiums with respect to such policies are currently paid. Except as set forth in such Item 2.22, neither First Savings nor any FS Subsidiary has, during the past three fiscal years, been denied or had revoked or rescinded any policy of insurance.

         2.23. Dealings with Officers and Directors. Except as set forth in Item
2.23 of the First Savings Disclosure Schedule, there is no present transaction, business relationship or indebtedness involving First Savings or any FS Subsidiary which is of a type described in Item 404 of Regulation S-K (promulgated by the Securities and Exchange Commission) or which is a "covered transaction" as that term is defined in Section 23A of the Federal Reserve Act (12 U.S. Code 371c), as amended, nor is First Savings or any FS Subsidiary a party to any agreement or understanding which provides for or contemplates such a transaction, business relationship or indebtedness in the future. Except for the Employee Benefit Programs referred to in Section 2.20, neither First Savings nor any FS Subsidiary is a party to any agreement involving payments to any person or entity based on the profits or gross revenues of First Savings.

         2.24. Securities Exchange Act of 1934. First Savings has filed all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, during the 36 months preceding the date of this Agreement, and such reports do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading.

         2.25. Environmental, Health and Safety. Except as set forth in Item 2.25 of the First Savings Disclosure Schedule:

                  (a) Each of First Savings, the FS Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution, the discharge of, or exposure to materials in the environment or workplace ("Environmental Laws"), except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a material adverse effect on First Savings or any FS Subsidiary.

                  (b) There is no suit, claim, action or proceeding, pending or, to the best of First Saving's knowledge threatened, before any court, regulatory agency or other forum in which First Savings, any FS Subsidiary, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by First Savings or any FS Subsidiary, any Participation Facility or any Loan Property.

                  (c) During the period of (x) First Savings' or any FS Subsidiary's ownership or operation of any of their respective current or former properties, (y) First Savings' or any FS Subsidiary's participation in the management of any Participation Facility, or (z) First Savings' or any FS Subsidiary's holding of a security interest in a Loan Property, there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a material adverse effect on First Savings or any FS Subsidiary. Prior to the period of (x) First Savings' or any FS Subsidiary's ownership or operation of any of their respective current properties, (y) First Savings' or any FS Subsidiary's participation in the management of any Participation Facility, or (z) First Savings' or any FS Subsidiary's holding of a security interest in a Loan Property, there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except where such a release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a material adverse effect of First Savings or any FS Subsidiary.

                  (d) The  following  definitions  apply  for  purposes  of this
Section 2.25: (x) "Loan Property" means any property in which First Savings or any FS Subsidiary holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which First Savings or any FS Subsidiary participates in the management and, where required by the context, said term means the owner or operator of such property.

         2.26.  Restricted  Activities and Transactions.  Except as set forth in
Item 2.26 of the First Savings Disclosure Schedule, during the period commencing June 30, 1998, neither First Savings nor any FS Subsidiary has taken any action described in Section 4.2 (excluding subsection 4.2(g)) of this Agreement.

         2.27. First Savings Disclosure Schedule and Other Materials Furnished by First Savings. The First Savings Disclosure Schedule delivered simultaneously with this Agreement by First Savings to GCB and identified and initialed as such by an officer of First Savings (the "First Savings Disclosure Schedule"), together with any materials furnished to GCB by First Savings and referred to in this Article II, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading.

         2.28. Title to Property. Except as set forth in Item 2.28 of the First Savings Disclosure Schedule, First Savings and the FS Subsidiaries have good and marketable title to all of their real and personal property, including but not limited to the real property on which the main office and each branch office of the Bank is located, free and clear of all Encumbrances and imperfections of title, if any. As used in this Agreement, the term "Encumbrances" shall mean and include security interests, mortgages, leases, liens, pledges, options, rights of first refusal and other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

         2.29. Liquidation Account. The Bank has maintained sufficient records to make the necessary computations of the balance of the liquidation account and the subaccounts thereunder.

         2.30. Survival. The representations and warranties of First Savings contained in this Article II shall not survive the Closing.

                               ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF GCB

GCB hereby represents and warrants to First Savings as follows:

         3.1. Organization; Good Standing; Power; and Qualification. Each of GCB and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. Great Falls Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. All of the outstanding capital stock of Great Falls Bank is owned by GCB.

         3.2. Authority; No Violation, etc. Each of GCB and Newco has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by each of GCB and Newco of its obligations hereunder have been duly approved and authorized by all requisite corporate action of GCB and Newco, respectively, subject in the case of Newco to the stockholder consent contemplated by Section
1.10 hereof. This Agreement has been duly executed and delivered by GCB and Newco and, subject as aforesaid, constitutes the legal, valid and binding agreement of each of GCB and Newco, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, receivership and other laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement by GCB and Newco nor compliance by GCB and Newco with any of the provisions hereof will (a) conflict with or result in a breach of any provision of the Certificate of Incorporation of GCB or Newco,
(b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation or acceleration (whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any assets of GCB or Newco pursuant to, any of the terms, conditions or provisions of any agreement, instrument or obligation to which GCB or Newco is a party, or by which it or any of its properties or assets may be bound, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to GCB or Newco, or any of their properties or assets, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, State or local public body, commission or authority, including without limitation the New Jersey Industrial Site Responsibility Act (N.J.S.A. 13:1K-6 et. seq.), except those approvals and authorizations specified in Section 3.3 hereof.

         3.3. Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority is required in order to authorize (a) the Holding Company Merger and
(b) the Bank Merger,  except (i) approvals by the Office of Thrift  Supervision,
(ii) approvals of the Federal Reserve Board (or the Federal Reserve Bank of New York under power delegated by the Federal Reserve Board), (iii) in the case of the Bank Merger, compliance with N.J.S.A. 17:9A-132 through 17:9A-148, inclusive, including approval by the Commissioner of the Department of Banking and Insurance of New Jersey and filing of the agreement and plan of the Bank Merger, certified as having been approved by the stockholders of the Bank and Great Falls Bank, (iv) approvals by the Federal Deposit Insurance Corporation for the acquisition and assumption of the deposits of the Bank by Great Falls Bank and the insurance of the Bank's deposits following the Effective Date, and
(v) compliance with the proxy requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         3.4. Brokers' or Finders' Fees, etc. No agent, broker, investment banker, person or firm acting on behalf of GCB or Newco or under the authority of GCB or Newco is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from First Savings in connection with any of the transactions contemplated hereby, except for fees payable to Advest, Inc., which fees shall be the sole responsibility of GCB. It is expressly understood that Advest, Inc. has been retained solely by and is working solely for the benefit of GCB and Newco in connection with this matter.
         3.5. Financial Information. GCB has delivered to First Savings (a) its audited consolidated statements of financial condition as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997 and (b) its Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1998. The aforementioned financial statements and report do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading. Each of the financial statements contained in the aforementioned financial statements and report, with the related notes thereto, (i) is in accordance with the books of GCB and its subsidiaries, (ii) has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except if and as otherwise indicated therein and (iii) fairly present the consolidated financial position of GCB and its subsidiaries at such dates and the results of its operations and the cash flows for the respective periods indicated therein, except, in the case of the unaudited statements, for normal year-end adjustments.

         3.6. Regulatory Filings. GCB and its bank subsidiaries have made all required filings with the Federal Reserve Board, the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation since December 31, 1994.

         3.7. Absence of Changes. There has been no material adverse change since June 30, 1998 in the assets, properties, business or condition, financial or otherwise, of GCB and its subsidiaries, taken as a whole.

         3.8. Litigation, etc. Except for matters listed on Item 3.8 of the GCB Disclosure Schedule: (a) there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of GCB, threatened, against GCB or any subsidiary of GCB, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign; and
(b) there are no existing unsatisfied judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against GCB or any subsidiary of GCB. No petition for bankruptcy, voluntary or involuntary, has been filed by or against GCB or any subsidiary of GCB, neither GCB nor any subsidiary of GCB has made any assignment for the benefit of its creditors and no receiver has been appointed for GCB or any subsidiary of GCB or any of their assets.

         3.9. Great Falls Bank. Great Falls Bank is in good standing under the laws of the State of New Jersey and its deposits are insured by the Federal Deposit Insurance Corporation.

         3.10. Compliance with Laws. Except as disclosed in Item 3.10 of the GCB Disclosure Schedule, neither GCB nor any subsidiary of GCB is in violation, in any respect material to its business or assets, of any federal, state, county or local law, ordinance, regulation or order applicable to the business conducted by it. GCB and each subsidiary of GCB has all licenses, permits, orders and approvals of any governmental or regulatory body which are required for the conduct of the business conducted by it and which, if not held by it, could reasonably be expected to have a material adverse effect upon its business or assets (collectively, "Required Permits"). All such Required Permits are in full force and effect, no violations are or have been reported in respect of any Required Permit and no proceeding is pending, or to the best knowledge of GCB, threatened, to revoke or limit any such Required Permit.

         3.11. Securities Exchange Act of 1934. GCB has filed all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, during the 36 months preceding the date of this Agreement, and such reports do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading.

         3.12. Year 2000 Readiness. GCB and each of its bank subsidiaries have taken all reasonable steps necessary to address the computer software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by them to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in the GCB Disclosure Schedule, GCB does not expect the future cost of addressing such issues to be material. Neither GCB nor either of its bank subsidiaries has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

         3.13. Defined Benefit Plan. Neither GCB nor Great Falls Bank maintains a defined benefit retirement plan.

         3.14. Undisclosed Liabilities. To the best knowledge of GCB, neither GCB nor Great Falls Bank has any material liabilities (whether matured or unmatured, accrued, absolute or contingent or otherwise) which were not reflected, reserved against, accrued for or otherwise disclosed on GCB's consolidated statement of financial condition dated as at June 30, 1998 and which can reasonably be expected to prevent or delay the Closing.

         3.15. Survival. The representations and warranties of GCB contained in this Article III shall not survive the Closing.

                                ARTICLE IV
                                COVENANTS

A.  Covenants of First Savings:

         4.1. Regular Course of Business. Except as otherwise consented to in writing by GCB, prior to the Effective Date, First Savings will, and will cause the FS Subsidiaries to, carry on their business diligently and in the ordinary course only, and, without limiting the generality of the foregoing, First Savings will use its best efforts to preserve its present business organization (including that of the FS Subsidiaries) intact and preserve the present relationships of First Savings and the FS Subsidiaries with persons having business dealings with them. During such period, First Savings will, and will cause the FS Subsidiaries to, maintain their books of account, records and files in the ordinary course in accordance with existing practices and all applicable regulatory requirements.

         4.2. Restricted Activities and Transactions. Except as otherwise consented to in writing by GCB, from the date of this Agreement through the Effective Date, First Savings will not, and First Savings will not permit any of the FS Subsidiaries, to:

                  (a)  amend its Charter or By-Laws;

                  (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock of First Savings or any FS Subsidiary or any securities convertible into any such shares, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities;

                  (c) except in the ordinary course of business (and consistent with past practice) (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any debts or claims, (iii) distribute, lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights, (iv) make or permit any amendment to or termination of any material contract or agreement, license or other right to which it is a party or (v) mortgage or pledge any of its assets, tangible or intangible; for purposes of this Agreement, any contract or agreement which satisfies the criteria in Section 2.10 shall be deemed a material contract or agreement.

                  (d) grant any bonus or increase in compensation, other than increases given in conformity with past practice; provided, that in no event shall (i) any increase be given to Haralambos S. Kostakopoulos or any other employee who has received an increase after October 15, 1997 or (ii) any other employee be given an increase in excess of 4% of his or her base pay. The employees who have been given retention bonus agreements are listed in Item 4.2(d) to the First Savings Disclosure Schedule.

                  (e) enter into or make any change in any Employee Benefit Program, except as required by law;

                  (f) acquire voting securities or any other ownership interest in any corporation, association, joint venture, mutual savings association, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other entity, or acquire any branch of any entity engaged in the business of banking, or directly or indirectly solicit or authorize the solicitation of or enter into any agreement providing for any of the foregoing;

                  (g) directly or indirectly solicit or authorize the solicitation of or enter into any agreement or understanding or, except to the extent as may be required by law or in order to satisfy the fiduciary duties of the directors of First Savings, engage in any discussions with, or furnish any non-public information concerning First Savings or any FS Subsidiary to, any person or entity other than GCB or a representative thereof with respect to any offer or possible offer from a third party (i) to purchase shares of any class of capital stock of First Savings or any FS Subsidiary or any securities convertible into any such shares, or to acquire any option, warrant or other right to purchase or otherwise acquire any such shares or convertible securities, (ii) to make a tender or exchange offer for any shares of any class of capital stock of First Savings or any FS Subsidiary, (iii) to purchase, lease or otherwise acquire all or a substantial portion of the assets of First Savings or any FS Subsidiary, or (iv) to merge, consolidate or otherwise combine with First Savings or any FS Subsidiary;

                  (h) except as disclosed in item 4.2(h) of the First Savings Disclosure Schedule, make any capital expenditure in excess of $10,000;

                  (i) make, extend or roll over any loan or loan commitment which, together with all other outstanding loans and loan commitments to the same borrower and affiliates of such borrower, exceeds (x) $300,000, in the case of loans secured by first mortgages on one to four family residential dwellings or (y) $150,000 (exclusive of guarantees by agencies of the United States or the State of New Jersey) for loans which are not secured by first mortgages on one to four family residential dwellings;

                  (j) purchase any securities (whether for sale or to be held to maturity) having a maturity in excess of five years from the date hereof; or purchase more than $2,000,000 of any issue of securities issued by the United States Treasury or any other agency of the United States Government ("Government Securities"); or purchase any securities which are not Government Securities if the cost of such securities, together with the cost of all other securities then owned by First Savings or any FS Subsidiary, and issued by the same issuer or any affiliate thereof, exceeds $2,000,000;

                  (k) offer to pay interest on accounts at the Bank at rates which exceed the historical relationship of the Bank's rates for such accounts to the prevailing rates for such accounts in the Bank's primary market area; said historical relationships are disclosed in Item 4.2(k) of the First Savings Disclosure Schedule;

                  (l) enter into or agree to enter into any other agreement or transaction not in the ordinary course of business; or

                  (m) Willfully take action which would or is likely to (i) adversely affect the ability of either GCB or First Savings to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect First Saving's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger not being satisfied; or (iv) agree in writing or otherwise to do any of the foregoing.

         4.3. Dividends and Distributions; Repurchases. Except as otherwise consented to in writing by GCB, prior to the Effective Date, First Savings will not declare or pay any dividend on its capital stock in cash, stock or property, and will not redeem, repurchase or otherwise acquire any shares of its capital stock, except that First Savings may (a) declare and pay a fifty cent per share dividend in September, 1998; (b) may declare and pay a dividend, effective May 1, 1999, in the event that the Closing does not occur on or before April 30, 1999, which dividend shall not exceed fifty cents per share; provided, that such a dividend may not be declared in the event that the Closing shall not have occurred by April 30, 1999 because of a breach by First Savings of any representation, warranty, covenant or agreement made by it herein; or (c) may declare and pay a dividend pursuant to Section 5.12.

         4.4. Advice of Changes. First Savings will promptly advise GCB in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of First Savings contained in this Agreement, if made on or as of the date of such event or on or as of the Closing, untrue or inaccurate in any material respect and (ii) any material adverse change in the business of First Savings or any FS Subsidiary.

         4.5. Acquisition Proposals. First Savings will use its best efforts to provide GCB with same-day notice of any offer First Savings receives from or on behalf of any third party of the type referred to in Section 4.2(g) hereof, including in such notice the identity of the offeror and the complete terms of any such offer, and will use its best efforts to provide GCB with same-day notice of the receipt of any information that such an offer is likely to be made and any available details with respect to such potential offer. First Savings shall in any event provide GCB with the notices contemplated above no later than the second business day following receipt of any such offer or receipt of information that any such offer is likely to be made.

         4.6. Filings, Notices and Financial Statements. During the period commencing on the date hereof and ending on the date on which the Closing occurs:

                  (a) First Savings shall provide GCB with copies of all filings made by First Savings, the Bank or any other FS Subsidiary on or after the date hereof to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate First Savings, the Bank or any other FS Subsidiary by the first to occur of (i) two business days following such filing or (ii) the Closing.

                  (b) To the extent that it is legally permitted to do so, First Savings shall provide GCB with copies of all communications received by First Savings, the Bank or any other FS Subsidiary from the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate First Savings, the Bank or any other FS Subsidiary within five business days of receipt of such communication or, if sooner, by the Closing. If First Savings, the Bank or any other FS Subsidiary shall receive any such communication which it is legally prohibited from providing to GCB, First Savings shall notify GCB that such a communication has been received within five business days of receipt thereof or, if sooner, by the Closing, and First Savings and the FS Subsidiaries shall cooperate with GCB to obtain the consent of the regulatory agency which issued such communication to provide a copy thereof to GCB and, upon receipt of such consent, shall promptly provide a copy of such communication to GCB.

                  (c) First Savings shall prepare unaudited financial statements on a monthly basis and shall furnish copies of such statements to GCB by the 20th day following the end of each month; it is understood that the financial statements to be furnished pursuant to this subparagraph shall be the financial statements regularly prepared by the management of First Savings for its board of directors.

                  (d) First Savings shall deliver to GCB its quarterly reports on Form 10-QSB, all other SEC filings made by First Savings and all press releases issued by First Savings or any FS Subsidiary on the date such filing is made or such press release is issued.

         4.7.  Proxy Statement.

                  (a) The proxy statement for the meeting of First Savings shareholders contemplated by Section 1.8 hereof will not, at the time of its issuance and at the time of the meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

                  (b) First Savings shall cause a notice of meeting and proxy statement regarding the meeting of First Savings shareholders contemplated by
Section 1.8 hereof to be mailed to its shareholders as soon as practicable in accordance with applicable Federal and state law. Provided, however, that First Savings shall furnish the proposed notice of meeting and proxy statement to GCB for review and comments prior to sending them to its shareholders. First Savings shall make the final determination as to the contents of such notice of meeting and proxy statement.

         4.8. Breaches and Adverse Developments. First Savings shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or have been known prior to the date hereof) of any of its representations, warranties, covenants or agreements contained or referred to herein, or any other material adverse development affecting First Savings or any of the FS Subsidiaries, give prompt written notice thereof to GCB and use its best efforts to prevent or promptly remedy any such breach.

         4.9 Liquidation Account Computations. First Savings shall (a) furnish to GCB a computation of the Liquidation Account within forty-five (45) days following the date hereof and (b) recompute the Liquidation Account as of January 1, 1999 and shall furnish such recomputation to GCB by January 31, 1999.

B. Covenants of GCB:

         4.10. Funding and Capital Adequacy. After giving pro forma effect to the Merger and any other acquisitions which GCB or its subsidiaries have agreed to consummate, GCB will be deemed "well capitalized" under prompt corrective action regulatory capital requirements from December 31, 1998 until receipt of all approvals and authorizations required in connection with the transactions contemplated by this Agreement from the following banking regulatory agencies:
The Office of Thrift Supervision, the Federal Reserve Board (or the Federal Reserve Bank of New York under power delegated by the Federal Reserve Board), the Commissioner of the Department of Banking and Insurance of New Jersey and the Federal Deposit Insurance Corporation.

         4.11. Filings, Notices and Financial Statements. During the period commencing on the date hereof and ending on the date on which the Closing occurs:

                  (a) GCB shall provide First Savings with copies of all filings made by GCB or either of its bank subsidiaries on or after the date hereof to the Federal Reserve Board, the New Jersey Department of Banking and Insurance or the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate GCB or its bank subsidiaries by the first to occur of
(i) two business days following such filing or (ii) the Closing.

                  (b) GCB shall deliver to First Savings its quarterly reports on Form 10-QSB or 10-Q, all other SEC filings made by GCB and all press releases issued by GCB or any subsidiary of GCB on the date such filing is made or such press release is issued.

         4.12. Negative Covenants. Except as specifically contemplated by this Agreement, GCB shall not do, or agree to commit to do, or permit any of GCB's subsidiaries to do, without the prior written consent of First Savings (which shall not be unreasonably withheld), any of the following:

                  (a) Willfully take action which would or is likely to (i) adversely affect the ability of either GCB or First Savings to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect GCB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger not being satisfied; or

                  (b) agree in writing or otherwise to do any of the foregoing.

         4.13. Breaches and Adverse Developments. GCB shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or have been known prior to the date hereof) of any of its representations, warranties, covenants or agreements contained or referred to herein, or any other material adverse development affecting GCB, Newco or Great Falls Bank, give prompt written notice thereof to First Savings and use its best efforts to prevent or promptly remedy any such breach.

         4.14. Liquidation Account. GCB agrees to maintain or otherwise cause Great Falls Bank to maintain the liquidation account established by the Bank pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form upon the Effective Date for the benefit of those persons and entities who were eligible savings account holders of the Bank on October 31, 1991 and who continue from time to time to have rights therein.

         4.15.  GCB   Shareholder   Approval.   Approval  of  the   transactions
contemplated by this Agreement by the shareholders of GCB is not required and will not be sought.

                                    ARTICLE V
                         MUTUAL COVENANTS AND AGREEMENTS

         5.1.  Governmental Approvals.

         (a) First Savings will, and will cause the FS Subsidiaries to, use their best efforts to comply as promptly as practicable with the governmental requirements specified in Sections 2.5 and 3.3 and obtain as soon as practicable all necessary approvals, authorizations, consents, licenses, clearances or orders referred to in those sections; provided, however, that the following shall be the responsibility of GCB and its subsidiaries: (i) obtaining approval (or waiver) of the Federal Reserve Board (or the Federal Reserve Bank of New York under power delegated by the Federal Reserve Board), (ii) obtaining approval by the Federal Deposit Insurance Corporation for the acquisition and assumption of the deposits of the Bank by Great Falls Bank and the insurance of the Bank's deposits following the Effective Date and (iii) obtaining approval of the Commissioner of the Department of Banking and Insurance Of New Jersey to the Bank Merger. First Savings shall, within thirty (30) days following the date hereof, apply for non- applicability determinations from the New Jersey Department of Environmental Protection with respect to the New Jersey Industrial Site Responsibility Act for all real property owned by First Savings or any FS Subsidiary.

         (b) GCB will, and will cause Newco and Great Falls Bank to, use their best efforts to comply as promptly as practicable with the governmental requirements specified in Sections 2.5 and 3.3 and obtain as soon as practicable all necessary approvals, authorizations, consents, licenses, clearances or orders referred to in those sections; provided, however, that the following shall be the responsibility of First Savings and the FS Subsidiaries: (i) obtaining approvals by the Office of Thrift Supervision and (ii) compliance with the proxy requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         (c) Each of First Savings and GCB agrees that it shall, and shall cause its subsidiaries to, cooperate fully with the other in order to assist the other to comply with those governmental responsibilities, and to obtain all approvals, authorizations, consents, licenses, clearances or orders, which are the responsibility of the other pursuant to clauses (a) and (b), above; in furtherance of, and without limiting the generality of, the foregoing, each of First Savings and GCB agrees that it shall, and shall cause its subsidiaries to, provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in any application or other submission to a regulatory authority and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of any such application or submission.

         (d) GCB shall, if required by any regulatory authority as a condition of granting any necessary approval, authorization, consent, license, clearance or order, cause this Agreement to be submitted to the stockholders of GCB at a special meeting of such stockholders for the purpose of adopting and approving the same.

         (e) Each party shall furnish to the other all applications for regulatory approvals which it or any of its subsidiaries is required to make pursuant to clauses (a) or (b) above for review and comments prior to sending them to the regulators.

         5.2. The Bank Merger. Promptly following execution of this Agreement, GCB shall cause the Board of Directors of Great Falls Bank, and First Savings shall cause the Board of Directors of Bank, to authorize the execution of a merger agreement in the form attached hereto as Exhibit A (the "Bank Merger Agreement") and to cause Great Falls Bank and Bank to execute the Bank Merger Agreement and to submit the Bank Merger Agreement for approval by the Commissioner of the Department of Banking and Insurance of New Jersey. Thereafter, the parties shall each use their best efforts to obtain the approval of the Commissioner.

         It is the understanding of GCB that the Bank Merger may be accomplished in the manner contemplated by this Section 5.2 hereof by reason of New Jersey laws which give New Jersey banks "parity" with national banking associations. However, in the event that it is necessary for Bank to convert to a national banking association (or, if mergers between New Jersey commercial banks and New Jersey savings banks are permissible, a New Jersey savings bank) in order to complete the transaction, First Savings shall use its best efforts to bring about such conversion as quickly as possible.

         5.3. Expenses. In the event the Merger is not consummated, GCB and First Savings will each separately bear its own expenses (and those of its subsidiaries) incurred in connection with this Agreement or any transaction contemplated hereby, subject to the provisions of Article IX hereof.

         5.4. Public Announcements. Recognizing that they each have independent obligations with respect to the dissemination of material information to the public and to their respective shareholders, GCB and First Savings will to the maximum extent feasible advise and confer with each other prior to the issuance of any reports, statements or releases (including reports, statements or releases to their respective employees) pertaining to this Agreement. Without limiting the generality of the foregoing, First Savings shall furnish any such proposed report, statement or release to GCB for review and comments prior to issuance.

         5.5. Further Assurances. GCB and First Savings agree to execute and deliver, and to cause their respective subsidiaries to execute and deliver, such instruments and take such other actions as may be necessary or required in order to consummate the transactions contemplated hereby.

         5.6. Conversion Amount. First Savings shall, as soon as practicable following the end of the month preceding the month in which the Closing is to take place, furnish to GCB (i) a consolidated statement of the financial condition of First Savings and the FS Subsidiaries at the end of said month, prepared in accordance with Section 1.5 and (ii) a statement of its Adjusted Net Worth at the end of said month, calculated in accordance with Section 1.5, which statement shall include a reasonably detailed explanation of all adjustments.

         5.7. Termination of Employment of Dr. Haralambos S. Kostakopoulos. The employment of Dr. Haralambos S. Kostakopoulos, the President of First Savings, will terminate upon the Effective Date. First Savings shall be responsible for satisfying the obligation of First Savings to Dr. Kostakopoulos to make the payment(s) provided for in Dr. Kostakopoulos' Employment Agreement, as detailed in Item 5.7 of the First Savings Disclosure Schedule, subject to the following provisions of this Section 5.7. This obligation shall not exceed $712,136 if Dr. Kostakopoulos is alive on the Effective Date, which amount shall be paid to Dr. Kostakopoulos by First Savings on the Effective Date; and this obligation shall not exceed $0 if Dr. Kostakopoulos is not alive on the Effective Date. Except as provided in this Section 5.7, Dr. Kostakopoulos agrees that he shall not be entitled to any severance pay or other compensation from First Savings, any FS Subsidiary, GCB, Newco, Great Falls Bank or any other subsidiary of GCB arising out of, in connection with, or as a result of, his Employment Agreement, his employment by First Savings and/or any FS Subsidiary, or the termination of his employment.

         If and to the extent that any payment made to Dr. Kostakopoulos pursuant to the preceding paragraph of this Section 5.7 constitutes an "excess parachute payment" which cannot be taken as a deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, then the amount payable to Dr. Kostakopoulos shall be reduced by the portion of such payment which constitutes an excess parachute payment.

         Notwithstanding anything herein to the contrary, Dr.
Kostakopoulos does not waive his rights to purchase continuation of benefits under the Consolidated Omnibus Budget Reconciliation Act or similar New Jersey law.

         5.8.  Access to Records and Properties; Confidentiality.

                  (a) First  Savings shall permit  reasonable  access to GCB and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), and shall disclose and make available to GCB and its Representatives, its books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, books of account (including the general ledger), tax records, minute books of director's and stockholder's meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors work papers (subject to receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects of First Savings or any FS Subsidiary, in which GCB and its Representatives may have a reasonable interest. First Savings shall not be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment, or in the case of the document which is subject to an attorney-client privilege, would compromise the right of the disclosing party to claim that privilege. The parties will use all reasonable efforts to obtain waivers of any such restriction (other than the attorney client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) GCB shall deliver to First Savings, within five (5) business days following receipt thereof, copies of the public sections of all regulatory examination reports rendered during the period commencing on the date hereof and ending upon the Closing with respect to GCB or Great Falls Bank.

                  (c) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the transactions contemplated hereby, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby. Each party hereto shall inform its Representatives of the terms of this
Section 5.8. Any breach of this Section 5.8 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for 30 months from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public other than as a result of a disclosure by any party hereto or its Representatives; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal, regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii), the disclosing party will give reasonable prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

         (d) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 5.8, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.8. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

         5.9. Employees of the Bank.

         Subject to the provisions of this Section 5.9, GCB agrees that it shall cause Great Falls Bank to allow the employees of the Bank who are offered and who accept employment by Great Falls Bank (the "Bank Employees") to participate in any of Great Falls Bank's employee benefit plans in which similarly situated employees of Great Falls Bank participate, to the same extent as comparable employees of Great Falls Bank. As of the Effective Date, GCB shall cause Great Falls Bank to permit the Bank Employees to participate in Great Falls Bank's group hospitalization, medical, life and disability insurance plans on the same terms and conditions as applicable to comparable employees of GCB and its subsidiaries; provided, however, that all Bank Employees and their dependents will be eligible to participate in the medical insurance plan(s) covering employees of Great Falls Bank as of the Effective Date without regard to pre-existing conditions or exclusions and with no uninsured waiting periods. As of the next entry date immediately following the Effective Date, GCB shall cause Great Falls Bank to permit the Bank Employees to participate in Great Falls Bank's defined contribution plan; provided, that the Bank Employees shall not be entitled to participate in the profit sharing portion of said plan until the first anniversary of the Effective Date. The Bank Employees shall be given credit for their years of service with the Bank or First Savings for eligibility and vesting purposes under Great Falls Bank's defined contribution retirement plan, except that the Bank Employees shall not be entitled to participate in the profit sharing portion of said plan until the first anniversary of the Effective Date.

         As of the Effective Date, the Bank Employees shall retain all accrued vacation and sick leave benefits, provided such amounts have been fully accrued for by First Savings or the Bank as of the Effective Date and are in accordance with such amounts provided in past practice by First Savings and the Bank. As of the Effective Date, all participants under the Bank's defined contribution plan shall become 100% vested in all participant accounts. With respect to Great Falls Bank's vacation, sick leave and severance policies, GCB shall cause Great Falls Bank to recognize, for purposes of eligibility to participate, vesting and benefits accrual purposes, all prior years of service that any Bank Employee had with the Bank or First Savings, except that any Bank Employees who are involuntarily terminated within six months following the Effective Date shall not be entitled to receive severance benefits under GCB's severance policies; such employees shall instead be paid severance benefits in accordance with, and subject to, the provisions of this Section 5.9.

         GCB shall pay each of the four (4) Bank Employees disclosed on Item 4.2 of the First Savings Disclosure Schedule a retention bonus ("Retention Bonus") if and only if such Bank Employee shall either (a) remain in the employ of GCB or a subsidiary of GCB for a period of three (3) months following the Effective Date or (b) be terminated from such employment within three (3) months following the Effective Date by GCB or a subsidiary of GCB without cause. The amount of the Retention Bonus to be paid to each listed individual shall be as specified in Item 4.2 of the First Savings Disclosure Schedule; the aggregate pretax cost of the Retention Bonuses shall not exceed $90,748.

         Following the Effective Date, GCB shall cause Great Falls Bank to honor in accordance with its terms the Change In Control Severance Agreement between Brian McCourt and the Bank.

         GCB and Great Falls Bank agree to pay the cost of out- placement services for any Bank Employees that are terminated without cause within the six month period following the Effective Date. Bank Employees who are entitled to receive a Retention Bonus shall not be entitled to any severance benefits until they have been employed by GCB for six months; provided, that such Bank Employees shall be entitled to one month's advance notice of termination during such six month period or to one month's pay in lieu of such notice.

         Any employee of First Savings or the Bank as of the Effective Date, other than Dr. Kostakopoulos, Mr. McCourt or any employee who is entitled to receive a Retention Bonus, who is involuntarily terminated for any reason, or whose job or terms of employment is substantially changed (and who thereafter terminates his or her employment), other than terminations or changes made for just cause, within six months after the Effective Date will receive the severance benefits set forth in the following sentence. Such severance benefits will be paid in a lump-sum payment equal to one (1) week's salary for every year or partial year of employment service with First Savings or the Bank, with a minimum severance benefit equal to two (2) weeks of salary and the maximum severance benefit payable shall be twenty-six (26) weeks.

         5.10. Accounting and Financial Matters.   Notwithstanding
               --------------------------------
that First Savings believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, First Savings recognizes that GCB may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, First Savings and GCB shall consult and cooperate with each other with respect to (i) conforming, based upon such consultation, the loan, accrual and reserve policies of First Savings and the FS Subsidiaries to those policies of GCB and its subsidiaries to the extent appropriate (provided, that any required change in the practices of First Savings and the FS Subsidiaries in connection with the matters in this clause (i) need not be effected until the parties receive all necessary stockholder approvals and all approvals and authorizations of the public authorities referred to in Sections
2.5 and 3.3 hereof), and (ii) conforming, based upon such consultation, the composition of the securities portfolios and overall asset/liability management position of First Savings and the FS Subsidiaries, and GCB and its subsidiaries, to the extent appropriate.

         5.11. 1999 Closing. Notwithstanding any other provision of this Agreement, the Closing will not occur prior to January 1, 1999.

         5.12. Key Man Insurance. Notwithstanding anything herein to the contrary, in the event that Dr. Kostakopoulos shall die after the date of the Agreement, but prior to the Effective Time, First Savings, the Bank, GCB or Great Falls Bank, as the case may be, shall pay to the estate of Dr. Kostakopoulos, out of the aggregate proceeds received by First Savings, the Bank, GCB or Great Falls Bank from the key man life insurance currently held by First Savings or the Bank on the life of Dr. Kostakopoulos, the sum that would have been payable under his Employment Agreement upon the Effective Date (as disclosed in Item 5.7 of the First Savings Disclosure Schedule) but for his prior death, without regard to the stated limitation in Section 5.7 of $712,136, and no sums shall be payable by First Savings, Bank, any other FS Subsidiary, GCB or Newco pursuant to Section 5.7 of this Agreement. Further, in the event that Dr. Kostakopoulos shall die after the date of the Agreement, but prior to the Effective Time, First Savings shall pay a special cash dividend on the shares of common stock of First Savings in the aggregate amount equal to the amount, if any, by which the aggregate proceeds received by First Savings or the Bank from the key man life insurance held by First Savings or the Bank on the life of Dr. Kostakopoulos exceeds the sum of (a) the payments made to the estate of Dr. Kostakopoulos pursuant to the first sentence of this Section 5.11 and (b) the aggregate amount of all premiums paid by First Savings, the Bank or any other FS Subsidiary in respect of such key man life insurance; provided, however, that the aggregate special cash dividend payable on the Common Stock of First Savings shall be reduced by the amount of any shortfall referenced at
Section  1.5  herein.  Notwithstanding  anything  herein to the  contrary,  this
Section 5.12 shall be construed as an agreement as to which Dr. Kostakopoulos and the shareholders of First Savings are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

                                   ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF GCB AND NEWCO

         The obligations of GCB and Newco to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by GCB and Newco:

         6.1. Representations and Warranties. The representations and warranties of First Savings set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and as of the date of the Closing contemplated by Article VIII hereof (the "Closing Date") as though made on and as of the Closing Date.

         6.2. Covenants. First Savings shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

         6.3. Certificate. First Savings shall have furnished to GCB a certificate of its President in form and substance reasonably satisfactory to GCB to the effect that (i) the representations and warranties contained in
Article II of this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on the date thereof, (ii) First Savings has complied with all terms, covenants and provisions of this Agreement required to be performed or complied with by First Savings prior to the Closing Date, (iii) the statement of stockholders equity furnished pursuant to Section 5.6 is in accordance with the books of First Savings and fairly presents the stockholders equity of First Savings as of the end of the month preceding the month in which the Closing occurs, and (iv) to the knowledge of First Savings, the conditions set forth in Sections 6.5, 6.6 and 6.7 hereof are each satisfied as of the Closing Date.

         6.4. Opinion of Counsel. GCB shall have received an opinion of Malizia, Spidi, Sloane & Fisch, P.C., counsel to First Savings, dated the date of the Closing and addressed to GCB, in form and substance satisfactory to counsel to GCB, as to the matters set forth in Exhibit B attached hereto. In rendering such opinion, such counsel may rely upon certificates of officers of First Savings and of public officials as to matters of fact.

         6.5.  No Governmental or Other Proceeding or Litigation.  No
               -------------------------------------------------
order of any court or administrative agency (including, without limitations any banking regulatory authority) shall be in effect on the Closing Date or on the Effective Date which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect the operation of Bank and Great Falls Bank as a single entity following consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company
Merger; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or, in the case of a governmental body, threatened against GCB, Newco, Great Falls
Bank, First Savings or any FS Subsidiary, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect the operation of Bank and Great Falls Bank as a single entity following the consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger; and no written advice shall have been received by GCB or First Savings or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Holding Company Merger and/or the Bank Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise affect the operation of Bank and Great Falls Bank as a single entity following the consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger.

         6.6. Approvals and Consents. The approval of the stockholders of First Savings referred to in Section 1.8 hereof, and all approvals and authorizations of the public authorities referred to in Sections 2.5 and 3.3 hereof, shall have been obtained, and all waiting periods specified by law shall have passed. Also, First Savings shall have obtained non- applicability determinations from the New Jersey Department of Environmental Protection with respect to the New Jersey Industrial Site Responsibility Act for all real property owned by First Savings or any FS Subsidiary on the date hereof.

         6.7. First Savings's Stockholders Equity. First Savings's Adjusted Net Worth (as defined in Section 1.5) as of the end of the month preceding the month in which the Closing is to take place shall be not less than $9,045,707.

         6.8.  Transaction  Expenses.  First Savings shall have furnished to GCB
(a) an accounting of all Transaction Expenses (as that term is defined in Section 1.5 hereof) and (b) final bills from all providers of significant services in connection with the transactions contemplated by this Agreement, including its investment bankers, attorneys and accountants.

                                 ARTICLE VII
                  CONDITIONS TO OBLIGATIONS OF FIRST SAVINGS

         The obligations of First Savings to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by First Savings:

         7.1. Representations and Warranties. The representations and warranties of GCB set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

         7.2. Covenants. GCB and Newco shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

         7.3. Certificate. Each of GCB and Newco shall have furnished to First Savings a certificate of its President or Vice President in form and substance reasonably satisfactory to First Savings to the effect that (i) the representations and warranties contained in Article III of this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on the date thereof, (ii) it has complied with all terms, covenants and provisions of this Agreement required to be performed or complied with by it prior to the Closing Date and (iii) to the knowledge of GCB or Newco, as the case may be, the conditions set forth in Sections 7.5 and 7.6 hereof are each satisfied as of the Closing Date.

         7.4. Opinion of Counsel. First Savings shall have received an opinion of Williams, Caliri, Miller & Otley, counsel to GCB and Newco, dated the date of the Closing and addressed to First Savings, in form and substance satisfactory to counsel to First Savings, as to the matters set forth in Exhibit C attached hereto. In rendering such opinion, such counsel may rely upon certificates of officers of GCB and Newco and of public officials as to matters of fact.

         7.5.  No Governmental or Other Proceeding or Litigation.  No
               -------------------------------------------------
order of any court or administrative agency (including, without limitations any banking regulatory authority) shall be in effect on the Closing Date or on the Effective Date which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect the operation of Bank and Great Falls Bank as a single entity following consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company
Merger; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or, in the case of a governmental body, threatened against GCB, Newco, Great Falls
Bank, First Savings or any FS Subsidiary, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect the operation of Bank and Great Falls Bank as a single entity following the consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger; and no written advice shall have been received by GCB or First Savings or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Holding Company Merger and/or the Bank Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise the operation of Bank and Great Falls Bank as a single entity following the consummation of the Bank Merger or of First Savings and Newco as a single entity following consummation of the Holding Company Merger.

         7.6. Approvals and Consents. All approvals and authorizations of the public authorities referred to in Sections 2.5 and 3.3 hereof, shall have been obtained, and all waiting periods specified by law shall have passed.

         7.7. Fairness Opinion. First Savings shall have received the opinion of Ryan, Beck & Co., in form and substance reasonably satisfactory to said Board of Directors, that the consideration to be paid to the stockholders of First Savings pursuant to this Agreement is fair from a financial point of view to such stockholders as of the date of Board adoption of the Agreement and as of the date of mailing of the proxy statement to the stockholders of First Savings related to the Meeting of Stockholders contemplated by Section 1.8 hereof. The foregoing opinion shall be included in the proxy statement. Provided, that the condition specified in this Section 7.7 hereof shall be conclusively deemed to have been waived if First Savings shall not have exercised its right to terminate this Agreement by reason of the failure of such condition on or before the first to occur of (i) the date of the proxy statement distributed in connection with the meeting of shareholders of First Savings contemplated in
Section 1.8 hereof or (ii) the 120th day following the date of this Agreement.

                                  ARTICLE VIII
                                    CLOSING

         Unless this Agreement shall have been terminated pursuant to a provision of Article IX hereof, a closing (the "Closing") will be held, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof (but in no event prior to January 1, 1999; and in no event later than the last to occur of January 1, 1999 or the 45th day following receipt of all required regulatory approvals), at the offices of Williams, Caliri, Miller & Otley, 1428 Route 23, Wayne, New Jersey. The parties agree that the target date for such Closing shall be January 28, 1999. At the Closing, the documents referred to in Articles VI and VII hereof will be exchanged by the parties. Immediately thereafter, (i) the Certificate of Merger contemplated by
Section 1.7 hereof shall be filed in accordance with the Act and (ii) the Bank Merger Agreement will be approved by the GCB as the sole shareholder of Great Falls Bank and by First Savings as the sole shareholder of the Bank and shall be filed with the Department of Banking and Insurance of the State of New Jersey.

                                   ARTICLE IX
                                   TERMINATION

         9.1. Termination. This Agreement may be terminated at any time prior to Closing:

                  (a) by First Savings, by written notice to GCB, if (i) First Savings, without violating any of its covenants hereunder, shall have received an unsolicited offer to enter into a transaction of the type described in
Section 4.2(g) and the Board of Directors of First Savings, after consulting with counsel, shall have determined in the exercise of its fiduciary duties that it should terminate this Agreement and pursue such offer or (ii) the approval of the stockholders of First Savings referred to in Section 1.8 hereof shall not be obtained;

                  (b) by GCB, by written notice to First Savings, if the approval of the stockholders of First Savings referred to in Section 1.8 hereof shall not be obtained within 120 days following the date of this Agreement;

                  (c) by GCB, by written notice to First Savings, if (i) any representation or warranty of First Savings set forth in Article II hereof shall not be true and correct in all material respects, (ii) First Savings shall breach any covenant or agreement made by it herein or (iii) any condition set forth in Article VI hereof shall not have been satisfied by July 29, 1999. Provided, that (x) GCB may not terminate this Agreement by reason of the failure of a condition set forth in Article VI if the failure of such condition shall be caused by a breach by GCB and/or Newco of any covenant or agreement made by it herein; (y) GCB may not terminate this Agreement by reason of a breach of any covenant or agreement made by First Savings hereunder unless First Savings shall fail to cure such breach within thirty (30) days following a written demand to cure by GCB; and (z) GCB may not terminate this Agreement by reason of a breach of any representation or warranty made by First Savings in this Agreement unless First Savings shall fail to eliminate the matter or condition which makes such representation or warranty untrue, within thirty (30) days following a written demand to cure by GCB.

                  (d) by First  Savings,  by written  notice to GCB,  if (i) any representation or warranty of GCB set forth in Article III hereof shall not be true and correct in all material respects, (ii) GCB or Newco shall breach any covenant or agreement made by it herein or (iii) any condition set forth in
Article VII hereof shall not have been satisfied by July 29, 1999. Provided, that (x) First Savings may not terminate this Agreement by reason of the failure of a condition set forth in Article VII if the failure of such condition shall be caused by a breach by First Savings of any covenant or agreement made by it herein; (y) First Savings may not terminate this Agreement by reason of a breach of any covenant or agreement made by GCB hereunder unless GCB shall fail to cure such breach within thirty (30) days following a written demand to cure by First Savings; and (z) First Savings may not terminate this Agreement by reason of a breach of any representation or warranty made by GCB in this Agreement unless GCB shall fail to eliminate the matter or condition which makes such representation or warranty untrue, within thirty (30) days following a written demand to cure by First Savings.

         9.2.  Liability Upon Termination.

         (a) If this Agreement is terminated in accordance with Section 9.1, the transactions contemplated hereby shall be abandoned without further action by either party hereto, and the parties shall have no further liabilities or obligations hereunder except as provided in the following subsections of this
Section 9.2.

         (b) In the event First Savings shall exercise its right of termination under Section 9.1(a), First Savings shall pay to GCB a termination fee of $500,000.

         (c) In the event  GCB shall  exercise  its right of  termination  under
Section 9.1(b), First Savings shall pay to GCB a termination fee of $500,000.

         (d) First Savings shall pay to GCB, as liquidated damages, a termination fee of $500,000 in the event that (i) this Agreement is terminated by GCB pursuant to Section 9.1(c) hereof by reason of the breach by First Savings of any covenant or agreement (but not any representation or warranty) made by it herein, or (ii) this Agreement is terminated by First Savings unless such termination is expressly permitted pursuant to Section 9.1(a) or 9.1(d) hereof.

         (e) GCB shall pay to First Savings, as liquidated damages, a termination fee of $500,000 in the event that (i) this Agreement is terminated by First Savings pursuant to Section 9.1(d) hereof by reason of the breach by GCB or Newco of any covenant or agreement (but not any representation or warranty) made by it herein, or (ii) this Agreement is terminated by GCB unless such termination is expressly permitted pursuant to Section 9.1(b) or 9.1(c) hereof.

         (f) In the event that GCB shall  terminate this  Agreement  pursuant to
Section 9.1(c) hereof by reason of the breach by First Savings of any representation or warranty made by it herein other than those contained in
Section 2.5, First Savings shall reimburse GCB for all costs incurred by it in connection with the negotiation and performance and enforcement of this Agreement, as well as all costs of enforcing this Section 9.1(f).

         (g) The maximum amount to which a party shall be entitled from the other upon termination of this Agreement shall be $500,000, regardless of the number of grounds which such party may have for claiming a termination fee or other payment hereunder.

                                   ARTICLE X
                                INDEMNIFICATION

         10.1.  Indemnification.   In the event of any threatened or
actual claim, action, suit, proceeding or investigation, whether civil or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of First Savings or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of First Savings, any of the Subsidiaries of First Savings or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Date, GCB shall indemnify and hold harmless, as and to the extent permitted by New Jersey law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with GCB; provided, however, that (1) GCB shall have the right to assume the defense thereof and upon such assumption GCB shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if GCB elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between GCB and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with GCB, and GCB shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) GCB shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties,
(3) GCB shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) GCB shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Article X, upon learning of any such claim, action, suit, proceeding or investigation, shall notify promptly GCB thereof, provided that the failure to so notify shall not effect the obligations of GCB under this
Article X except to the extent such failure to notify prejudices GCB. GCB's obligations under this Article X continue in full force and effect for a period of six (6) years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim ( a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. Notwithstanding anything to the contrary contained in this Section 10.1, in no event shall GCB's obligations under this Section 10.1 with respect to indemnification or the advancement of expenses be greater than the obligations of First Savings and the FS Subsidiaries with respect thereto set forth as of the date of this Agreement in the Certificate of Incorporation, By-laws or similar governing documents of First Savings and the FS Subsidiaries.

         10.2. Directors and Officers Liability Insurance. GCB shall cause the persons serving as officers and directors of First Savings and the Bank immediately prior to the Effective Date to be covered for a period of six years from the Effective Date by the directors' and officers' liability insurance policy maintained by First Savings and the Bank (provided that GCB may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Date which were committed by such officers and directors in their capacity as such.

         10.3 Successors. In the event GCB or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of GCB or the Surviving Corporation, as the case may be, assume the obligation set forth in this Article X.

         10.4 Beneficiaries; Survival. The provisions of this Article X are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives; and the provisions of this
Article X will survive the Effective Date.

                                    ARTICLE XI
                                   MISCELLANEOUS

         11.1. Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except as specifically provided in this Agreement.

         11.2. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, except as specifically provided to the contrary herein. This Agreement may be amended or modified only by writing signed by the parties hereto.

         11.3. Headings. The article and section and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.4. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission and confirmed by first class mail, or mailed by certified mail, return receipt requested and postage prepaid, as follows:

                  If to GCB or Newco:

                           Greater Community Bancorp
                           55 Union Boulevard
                           Totowa, New Jersey 07512
                           Attention: Mr. George E. Irwin, President
                           Telecopier Number: 973-942-9816

                  with copy to:

                           Stuart M. Geschwind, Esq.
                           Williams, Caliri, Miller & Otley
                           1428 Route 23
                           Wayne, New Jersey  07474

                           Telecopier Number:  973-694-0302

                  If to First Savings:

                           First Savings Bancorp of Little Falls, Inc.
                           115 Main Street
                           Little Falls, New Jersey 07424
                           Attention:  Dr. Haralambos S. Kostakopoulos,
                                       President

                           Telecopier Number:  (973) 785-1832

                  with copy to:

                           Richard Fisch, Esq.
                           Malizia, Spidi, Sloane & Fisch, P.C.
                           One Franklin Square
                           1301 K Street, N.W.
                           Suite 700 East
                           Washington, D.C. 20005

                           Telecopier Number:  (202) 434-4661

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following that on which the piece of mail containing such communication is posted; provided that any communication sent by telecopy or telex and confirmed by mail (postage prepaid) shall be deemed to have been given at the time of transmission.

         11.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         11.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
Jersey.

         11.7. Gender and Number; Person. Any reference expressed in any gender shall be deemed to include each of the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The term "person" as used in this Agreement, unless the context otherwise requires, shall include any individual and any corporation, partnership, association, or other entity or group.

         11.8. Waivers. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any other provision of this Agreement.

         11.9. Parties Bound; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

         11.10.  Release of restrictions on restricted stock.  First
Savings and Dr. Kostakopoulos acknowledge that the release of the restrictions on restricted stock held by Dr. Kostakopoulos as of February 17, 1998 will give rise to taxable income to Dr. Kostakopoulos and an expense deduction for tax purposes to First Savings.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                            GREATER COMMUNITY BANCORP

                                            By: /s/ George E. Irwin
                                    Name:   George E. Irwin
                                            Title:  President

                                            GCB ACQUISITION CORP. (Newco)

                                            By: /s/ George E. Irwin
                                    Name:   George E. Irwin
                                            Title:  President


                                            FIRST SAVINGS BANCORP OF LITTLE
                                   FALLS, INC.

                                            By: /s/ Haralambos S. Kostakopoulos
                                            Name:   Haralambos S. Kostakopoulos
                                            Title:  President


         Haralambos S. Kostakopoulos hereby executes this Agreement for the sole purpose of agreeing to be bound by Section 5.7, 5.12 and 11.10 hereof. Dr. Kostakopoulos acknowledges that GCB and Newco have insisted that he agree to be so bound as a condition of entering into this Agreement, and that they are entering into this agreement in reliance on said agreement.


                                             /s/ Haralambos S. Kostakopoulos
                                                 Haralambos S. Kostakopoulos

                                   EXHIBIT A
                             Bank Merger Agreement

                              AGREEMENT OF MERGER

         THIS AGREEMENT, made this ___ day of _________, 1998, by and between GREAT FALLS BANK, a Banking Corporation duly organized and existing under the laws of the State of New Jersey (hereinafter referred to as "GFB"), and a wholly owned subsidiary of Greater Community Bancorp, having an address for purposes of this Agreement located at 55 Union Boulevard, Totowa, New Jersey 07512; and FIRST SAVINGS BANK OF LITTLE FALLS, F.S.B., a federal savings bank duly organized and existing under the laws of the United States of America (hereinafter referred to as "First Savings"), and a wholly owned subsidiary of First Savings Bancorp Of Little Falls, Inc., having an address for purposes of this Agreement located at 115 Main Street, Little Falls, New Jersey 07424.

         NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                 ARTICLE I
                                THE MERGER

         1.  Provisions Required Pursuant To NJSA 17:9A-134.

                  (a) The name of the sole merging bank (as the term "merging bank" is defined in NJSA 17:9A-132) is First Savings Bank Of Little Falls, F.S.B.. The principal office of the merging bank is located at 115 Main Street, Little Falls, New Jersey 07424 . The merging bank has branch offices at the following locations: 123 Newark Pompton Turnpike, Singac, New Jersey 07424 and 100 Washington Avenue, Little Ferry, New Jersey 07643.

                  (b) The name of the receiving bank (as the term "receiving bank" is defined in NJSA 17:9A-132) is Great Falls Bank. The principal office of the receiving bank is located at 55 Union Boulevard, Totowa, New Jersey 07512. The Receiving Bank has branch offices at the following locations: __________________________________________.

                  (c) The name by which the receiving bank will be known after the merger is effected will be Great Falls Bank.

                  (d) The persons who will be the directors of the receiving bank after the merger is effected are: John L. Soldoveri; George E. Irwin; Alfred R. Urbano; Joseph A. Lobosco; M. A. Bramante; Robert J. Conklin; William T.

         Ferguson; Annemarie Appleton; David M. Corry; Robert B.
         Coyle; and Richard Steuerwald.

                  (e) The officers of the receiving bank immediately prior to the time that the merger is effected shall continue to be the officers of the receiving bank after the merger is effected. On the date hereof, the officers of the receiving bank are: John L. Soldoveri - Chairman; George E. Irwin President and Chief Executive Officer; Edith A Leonhard Secretary; Naqi A. Naqvi - Treasurer; Roy Kay, Jr. - Senior Vice President; Toby W. Giardiello - Vice President; Rosalie Cannarozzi - Assistant Vice President; Donald E. Estes Assistant Vice President; Robin A. Peterson - Assistant Vice President; and William Warnet - Assistant Vice President.

                  (f) The location at which the principal office of the receiving bank will be maintained after the merger is effected will be 55 Union Boulevard, Totowa, New Jersey
         07512.

                  (g) The locations then occupied by the principal offices and branch offices of the merging bank and the receiving bank which will be continued as branch offices of the receiving bank after the merger is effected will be all locations listed in Sections 1.1(a) and 1.1(b) hereof.

                  (h) The effective date of the merger will be the date on which the Effective Time (as defined in Section 9 hereof) occurs.

                  (i) After the merger is effected: The capital stock of the receiving bank will consist of 380,000 authorized shares of Common Stock, having a par value of $5.00 per share, of which all shares shall be issued and outstanding. The amount of the surplus which the receiving bank would have, assuming that the Effective Date of the merger was June 30, 1998, is $________________, as of that date.

                  (j) All of the shares of Common Stock of the merging bank issued and outstanding at the Effective Time shall be exchanged at the Effective Time for $1.00 in cash.

         2. Actions To Be Taken. Upon performance in all material respects of all covenants and obligations of the parties contained herein and upon fulfillment in all material respects or waiver of all conditions to the obligations of the parties contained herein, at the Effective Time and pursuant to N.J.S.A. 17:9A-132 through 17:9A-148, inclusive, the following will occur:

                  (a)  First Savings will be merged with and into GFB.
         GFB shall be the receiving bank, and the separate existence and corporate organization of First Savings shall cease, and thereupon GFB and First Savings shall be a single banking corporation;

                  (b) GFB, as the receiving bank, will succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of First Savings in accordance with the New
         Jersey Banking Act of 1948 With Supplements, Etc. (the "New Jersey Banking Act");

                  (c) Any pending action by or against First Savings shall survive the merger and GFB, as the receiving bank, shall be substituted for First Savings therein;

                  (d) The Certificate of Incorporation of GFB will be and remain the Certificate of Incorporation of the receiving bank until amended as provided by law;

                  (e) The By-Laws of GFB will be and remain the By-Laws of the receiving bank until amended as provided by law;

         3. Shares of GFB. Following the Effective Time, all issued and outstanding shares of Common Stock of GFB will continue to be fully paid and non-assessable shares of common stock of the receiving corporation. Each certificate of GFB evidencing ownership of any such shares will continue to evidence ownership of the same number of shares of common stock of the receiving corporation.

         4. Shares of First Savings. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all of the shares of Common Stock of the merging bank issued and outstanding at the Effective Time shall be exchanged for $1.00 in cash.

         5. Submission of Agreement of Merger for Approval. Following execution of this Agreement of Merger by both parties hereto, this Agreement of Merger shall be submitted to the Commissioner of Banking and Insurance of the State of New Jersey (the "Commissioner") in accordance with N.J.S.A. 17:9A-136.

         6. Approval by Sole Stockholder of GFB. Greater Community Bancorp, as sole stockholder of GFB, shall adopt a resolution adopting and approving this Agreement of Merger following approval of this Agreement of Merger by the Commissioner and subject to the satisfaction of all conditions to the obligations of Greater Community Bancorp and GCB Acquisition Corp. to consummate the transactions contemplated by the Agreement and Plan of Merger, dated September 4, 1998, among Greater Community Bancorp, GCB Acquisition Corp. and First Savings Bancorp of Little Falls, Inc.

         7. Approval by Sole Stockholder of First Savings. First Savings Bancorp of Little Falls, Inc., as sole stockholder of First Savings, shall adopt a resolution adopting and approving this Agreement of Merger following approval of this Agreement of Merger by the Commissioner and subject to the satisfaction or waiver of all conditions to the obligations of First Savings Bancorp of Little Falls, Inc. to consummate the transactions contemplated by the Agreement and Plan of Merger, dated September 4, 1998, among Greater Community Bancorp, GCB Acquisition Corp. and First Savings Bancorp of Little Falls, Inc.

         8. Certification and Filing of Agreement of Merger. Upon approval of this Agreement of Merger by the sole stockholder of GFB and the sole stockholder of First Savings, as provided in Sections 7 and 8 hereof, such approvals shall be promptly certified by the president or a vice president of GFB and First Savings and the certifications shall be attached to a counterpart of this Agreement of Merger. Thereafter, said certifications and counterpart of this Agreement of Merger shall be filed in the Department of Banking and Insurance of the State of New Jersey, all as provided in N.J.S.A. 17:9A-137.

         9. Effective Time. The date and time at which the Merger shall become effective (the "Effective Time") shall be 11:59 p.m. on the day the Agreement of Merger is filed with the Department of Banking and Insurance of the State of New Jersey in accordance with N.J.S.A. 17:9A-137.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                     GREAT FALLS BANK

                                     By:
                                     Name:
                                     Title:

                                     FIRST SAVINGS BANK OF LITTLE
                                      FALLS, F.S.B.

                                     By:
                                     Name:
                                     Title:

                                  EXHIBIT B
            Matters To Be Opined Upon By Counsel To First Savings

         1. First Savings and each FS Subsidiary other than the Bank is a corporation organized and validly existing under the laws of the State of New Jersey and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business.

         2. The Bank is a savings bank organized and validly existing under the laws of the United States and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business.

         3. First Savings has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder, and the execution, delivery and performance of the Agreement, and the consummation by First Savings of the transactions contemplated thereby, have been duly authorized by all requisite corporate action of First Savings.

         4. The Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement and to perform its obligations thereunder, and the execution, delivery and performance of the Bank Merger Agreement, and the consummation by the Bank of the transactions contemplated thereby, have been duly authorized by all requisite corporate action of the Bank.

         5. All of the outstanding shares of First Savings Stock are validly issued, fully paid and non-assessable.

         6. The Agreement has been duly executed and delivered by First Savings and, assuming due authorization, execution and delivery thereof by GCB and Newco, constitutes the legal, valid and binding obligation of First Savings (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

         7. The Bank Merger Agreement has been duly executed and delivered by the Bank and, assuming due authorization, execution and delivery thereof by Great Falls Bank, constitutes the legal, valid and binding obligation of the Bank (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

         8. Neither the execution, delivery and performance of the Agreement by First Savings, the execution, delivery and performance of the Bank Merger Agreement by the Bank, nor the consummation by First Savings and the Bank of the transactions contemplated by the

Agreement and the Bank Merger Agreement, will (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of First Savings or the Bank or (ii) conflict with, result in a breach or violation of, give rise to a default under, or result in the acceleration of performance under (whether or not after the giving of notice or lapse of time or both), any agreement or instrument, to which First Savings, the Bank or any other FS Subsidiary is a party, of which the Opinion Giver has Actual Knowledge, after due inquiry.

As used in the opinions expressed in such opinion, the phrase "of which the Opinion Giver has Actual Knowledge" shall refer only to the actual knowledge of the attorneys within the firm rendering such opinion who have given substantive attention to First Savings and/or the FS Subsidiaries during the course of such firm's representation of First Savings in connection with the transactions contemplated by the Agreement and does not (a) include constructive knowledge of matters or information or (b) except for their review of the documents referred to in such opinion, imply that they have undertaken any independent investigation (i) with any persons outside of the firm or (ii) as to the accuracy or completeness of any factual representation, information or other matter made or furnished in connection with the transactions contemplated by the Agreement and does not imply that they know of any fact or circumstance contradicting the statement that is qualified by such phrase or that they know such statement to be correct.

                                  EXHIBIT C
           Matters To Be Opined Upon By Counsel To GCB and Newco

         1. Each of GCB and Newco is a corporation organized and validly existing under the laws of the State of New Jersey and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business.

         2. Great Falls Bank is a banking corporation organized and validly existing under the laws of the State of New Jersey and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business.

         3. Each of GCB and Newco has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder, and the execution, delivery and performance of the Agreement, and the consummation by GCB and Newco of the transactions contemplated thereby, have been duly authorized by all requisite corporate action of GCB and Newco.

         4. Great Falls Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement and to perform its obligations thereunder, and the execution, delivery and performance of the Bank Merger Agreement, and the consummation by the Bank of the transactions contemplated thereby, have been duly authorized by all requisite corporate action of the Bank.

         5. The Agreement has been duly executed and delivered by GCB and Newco and, assuming due authorization, execution and delivery thereof by First Savings, constitutes the legal, valid and binding obligation of GCB and Newco (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

         6. The Bank Merger Agreement has been duly executed and delivered by Great Falls Bank and, assuming due authorization, execution and delivery thereof by the Bank, constitutes the legal, valid and binding obligation of Great Falls Bank (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

         7. Neither the execution, delivery and performance of the Agreement GCB and Newco, the execution, delivery and performance of the Bank Merger Agreement by Great Falls Bank, nor the consummation by GCB, Newco and Great Falls Bank of the transactions contemplated by the Agreement and the Bank Merger Agreement, will conflict with, or result in a breach of, any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of GCB, Newco or Great Falls Bank.

         8. The approval of the shareholders of GCB is not required as a matter of law to effectuate the transactions contemplated by the Agreement.

                                 EXHIBIT D

                       CERTIFICATE OF THE DIRECTORS OF
                    FIRST SAVINGS BANK OF LITTLE FALLS, INC.

Reference is made to the Agreement and Plan of Merger, dated as of September 4, 1998 (the "Agreement"), among Greater Community
Bancorp, GCB Acquisition Corp., and First Savings Bancorp of Little Falls, Inc. ("First Savings"). Capitalized terms used herein have the meanings given to them in the Agreement.

Each of the following persons, being directors of First Savings, express their intention, subject to their fiduciary duties, to vote or cause to be voted all shares of First Savings Common Stock which are held by such person, or over which such person exercises full voting control (other than shares with respect to which such person exercises control in a fiduciary capacity, as to which no agreement is made hereby), in favor of the Merger contemplated by the Agreement.



 /s/ Emanuel M. Kontokosta
Emanuel M. Kontokosta


 /s/ Haralambos S. Kostakopoulos
Haralambos S. Kostakopoulos


 /s/ Frederick J. Tedeschi
Frederick J. Tedeschi


 /s/ Nikos Mouyiaris
Nikos Mouyiaris